Shire Pharmaceuticals Group plc
(Registered in England and Wales with registered number 2883758)

Notice of Annual General Meeting
Notice is hereby given that the Annual General Meeting of Shire Pharmaceuticals Group plc (the "Company") will be held at the offices of WestLB Panmure Limited at Woolgate Exchange, 25 Basinghall Street, London EC2V 5HA on 12 June 2003 at 11am for the purposes of considering and, if thought fit, passing the following resolutions, of which the resolutions numbered 1 to 7 and 9 to 11 will be proposed as ordinary resolutions and resolution number 8 as a special resolution:

Ordinary business

     Annual report and accounts

1 To receive and consider the report of the directors and accounts for the year ended 31 December 2002.

     Directors
     Including:

2 That The Hon James Andrews Grant, retiring in accordance with the Company's Articles of Association, be and is hereby re-appointed as a director of the Company.

3 That Dr Joseph Wilson Totten, retiring in accordance with the Company's Articles of Association, be and is hereby re-appointed as a director of the Company.

4 That Angus Charles Russell, retiring in accordance with the Company's Articles of Association, be and is hereby re-appointed as a director of the Company.

5 That Matthew William Emmens, in accordance with the Company's Articles of Association, be and is hereby appointed as a director of the Company.

     Auditors

6 To re-appoint Deloitte & Touche as auditors and authorise the directors to fix their remuneration.

     Remuneration report

7 To approve the directors' remuneration report for the financial year ended 31 December 2002.

Special business

     Market purchases

8 That the directors be and they are hereby generally and unconditionally authorised to make market purchases (within the meaning of Section 163(3) of the Companies Act 1985) of not more than 48,452,304 ordinary shares of 5p each in the Company's share capital at not less than 5p per share and not more than 5% above the average of the middle market quotations for the ordinary shares in the Company taken from the London Stock Exchange Daily Official List for the five business days immediately preceding the day on which such shares are contracted to be purchased (in each case exclusive of any expenses) provided that the authority hereby conferred shall expire at the conclusion of the next Annual General Meeting of the Company to be held after the date hereof (except that the Company may make a contract to purchase its own shares under the authority hereby conferred prior to the expiry of such authority, which will or may be executed wholly or partly after the expiry of such authority and may make a purchase of its own shares in pursuance of any such contract).

     Deferred Bonus Plan

9    That:

     (a) the Shire Pharmaceuticals Group plc 2003 Deferred Bonus Plan ("Deferred Bonus Plan") a summary of which is contained at Appendix 1 to this notice, be and is hereby approved;

     (b) the directors be and are hereby authorised to establish further plans based on the Deferred Bonus Plan, but modified to take account of local tax, exchange control or securities laws in overseas territories, provided that any shares made available under such further plans are treated as counting against any limits on individual or overall participation in the Deferred Bonus Plan.

     Employee Benefit Trust

10 That the Shire Pharmaceuticals Group plc Employee Benefit Trust, a summary of which is contained at Appendix 2 to this notice, be and is hereby approved.

     Borrowing limits

11 That the limit on the aggregate principal amount outstanding in respect of monies borrowed by the Group of a sum equal to US$400,000,000 currently provided for in Article 102 (B) of the Company's Articles of Association be increased to a sum equal to US$1,200,000,000.

By Order of the Board

Tatjana May
Secretary
Hampshire International Business Park
Chineham
Basingstoke
Hampshire RG24 8EP

9 May 2003

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Notes

1 A member entitled to attend and vote at the Meeting may appoint one or more proxies to attend and, on a poll, vote instead of him/her. A proxy need not also be a member. The appointment of a proxy will not preclude a member of the Company from attending and voting in person at the Meeting if he or she so desires.

2 A form of proxy is enclosed for holders of ordinary shares in the Company. To be valid the form of proxy (and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of such authority) must reach the Registrar, Lloyds TSB Registrars, at The Causeway, Worthing, West Sussex BN99 6EE, not later than 11am on 10 June 2003 (or 48 hours before any adjournment of the Meeting). Separate instruction cards for holders of American Depository Receipts and Special Voting Shares of the Company to give instructions to respectively the depository for the American Depository Receipts and the Trustee for the Special Voting Shares, is being provided to such holders.

3 The Company, pursuant to Regulation 41 of the Uncertificated Securities Regulations 2001, specifies that only those shareholders registered in the register of members of the Company as at 6pm on 10 June 2003 (or, in the case of adjournment, as at 6pm on the date two days preceding the date of the adjourned Meeting) shall be entitled to attend and vote at the Meeting in respect of the number of shares registered in their name at the time. Changes to entries on the register after such time will be disregarded in determining the right of any person to attend and/or vote at the Meeting.

4 Copies of the service contracts of the directors, the register of directors' share interests, the draft rules of the Shire Pharmaceuticals Group plc 2003 Deferred Bonus Plan, the draft trust deed constituting the Shire Pharmaceuticals Group plc Employment Benefit Trust and of the Company's Memorandum and Articles of Association will be available for inspection at the Company's registered office at Hampshire International Business Park, Chineham, Basingstoke, Hampshire RG24 8EP during normal business hours on any week day (excluding Saturdays, Sundays and public holidays) from the date of this notice until the date of the Annual General Meeting and at the Meeting from 10.45am until the close of the Meeting.




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Business of the Annual General Meeting

The purpose of the Annual General Meeting resolutions set out above is as follows:

Resolution 1 - Annual report and accounts
The first item of business is the requirement for shareholders to receive the annual report and accounts for the financial year which ended on 31 December 2002.

Resolutions 2, 3 and 4 - Retirement and re-appointment of directors
In accordance with the Company's Articles of Association The Hon James Grant, Dr Wilson Totten and Angus Russell are required to retire and, pursuant to Resolutions 2, 3 and 4 respectively, offer themselves for re-appointment. Dr Totten and Angus Russell are both members of the Executive Committee and James Grant is a member of the Nomination Committee.

Resolution 5 - Retirement and appointment of directors
In accordance with the Company's Articles of Association, Matthew Emmens, having been appointed a director of the Company during the year, is required to retire, which he does, and offers himself for appointment. Mr Emmens was appointed to the Board on 12 March 2003 and is the Company's Chief Executive and Chairman of the Company's Executive Committee.

Resolution 6 - Re-appointment of auditors
This resolution is to approve the re-appointment of Deloitte & Touche as auditors to the Company and to authorise the directors to fix their remuneration. Deloitte & Touche were appointed on 1 August 2002 to fill a casual vacancy following the resignation of Arthur Andersen.

Resolution 7 - Directors' Remuneration Report
This resolution is to approve the policy set out in the directors' remuneration report, which is included in the Company's annual report and financial statements for the financial year, which ended on 31 December 2002. This report is prepared in accordance with the new requirements introduced by the Directors' Remuneration Report Regulations 2002.

Resolution 8 - Authority to make market purchases
This resolution is intended to confer authority on the directors to make market purchases of shares within a 10% limit, and in accordance with Article 39 of the Company's Articles of Association. The authority will give the Company flexibility in managing its balance sheet. The intention of the Board is that purchases will only be made if they would result in an expected increase in earnings per share, will take into account other available investment opportunities and will be in the best interests of shareholders generally. Any shares purchased in accordance with this authority will subsequently be cancelled.

Options were outstanding as at 31 March 2003 to subscribe for a total number of 28,104,009 ordinary shares, or 5.8% of the Company's issued share capital. If the authority to purchase shares is ever used in full, the proportion of issued share capital represented by this figure would be 6.4%.

Resolution 9 - Deferred Bonus Plan
This resolution is to approve the Shire Pharmaceuticals Group plc 2003 Deferred Bonus Plan, a summary of which is included at Appendix 1, and which allows selected employees to invest up to 50% of their bonus or to apply such bonus in the acquisition of ordinary shares, such shares to be matched, on a basis not exceeding one for one, by the Company if the relevant employee remains employed within the Group for a further three years.

Resolution 10 - Employee Benefit Trust
This resolution is to approve the Shire Pharmaceuticals Group plc Employee Benefit Trust, ("EBT"), a summary of which is included at Appendix 2. The EBT will be a non-UK resident trust with independent trustees, which will hold shares on behalf of employees and ex-employees of the Group and their dependants. The EBT will operate in conjunction with employee share plans of the Company, including in particular the Deferred Bonus Plan.

Resolution 11 - Increase in borrowing limits
The current provision in the Company's Articles of Association allows the Board to authorise borrowings by the Group, net, inter alia of cash, up to a ceiling of US$400,000,000. This limit was agreed by shareholders at the AGM in July 2000. Since that time the Group has grown considerably and has become a member of the FTSE 100. The proposed ceiling of US$1,200,000,000 is about three times 2002 EBITDA, which contrasts with the current limit which was 4.6 times 1999 EBITDA (before exceptional merger related charges). The directors consider that the proposed limit is reasonable and is consistent with the Company's stated strategy of growing both by acquisition and organically.

Biographical details of directors standing for re-appointment or appointment Biographical details of the directors standing for re-appointment or appointment are set out below:

The Hon James Grant, 65, joined the Board on 11 May 2001 as a non-executive director. He was formerly a director of BioChem Pharma Inc. since 1986 and is a partner with the law firm Stikeman Elliott in Montreal. He sits on the boards of two Canadian corporations and various foundations and councils that are not-for-profit organisations. He received a BA in Arts from McGill University in 1958 and a BCL in Law in 1961.

Dr Wilson Totten, 47, joined the Company as Group Research and Development Director on 17 January 1998. Dr Totten is a medical doctor and has wide experience in the pharmaceutical industry covering all phases of drug development. Prior to joining Shire, Dr Totten was Vice President of Clinical Research and Development with Astra Charnwood where he worked from 1995 to 1997.

Angus Russell, 46, joined the Company on 13 December 1999 as Group Finance Director. He previously worked for Zeneca Group PLC as Group Treasurer from 1995 until April 1999 and as Vice President of Corporate Finance of AstraZeneca PLC from April 1999 until December 1999. Mr Russell is a chartered accountant, having qualified with Coopers & Lybrand, and is a fellow of the Association of Corporate Treasurers.

Matthew Emmens, 51, joined the Board as Chief Executive on 12 March 2003. He began his career in international pharmaceuticals in 1974 when he joined Merck & Co where he held a wide range of sales, marketing and training positions before moving to help establish Astra Merck Inc. where he later became its President and Chief Executive. In 1999 he joined Merck KGaA and established EMD Pharmaceuticals, the company's prescription pharmaceutical business. Prior to joining Shire, Mr Emmens was based in Germany as President of Merck's global prescription pharmaceuticals business. Mr Emmens graduated from Fairleigh Dickenson University in Rutherford, New Jersey, US with a degree in Business Administration.




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APPENDIX 1


Shire Pharmaceuticals Group plc 2003 Deferred Bonus Plan (the "Deferred Bonus Plan")

Introduction
The Company proposes to establish the Deferred Bonus Plan in order to encourage investment in ordinary shares by executive directors and selected senior managers of the Group. The principal terms of the Deferred Bonus Plan may be summarised as follows:

     Employees

1 All employees within the Group will be eligible to participate in the Deferred Bonus Plan. In practice, however, the intention of the Remuneration Committee (the "Committee") is to restrict participation to executive directors and senior managers.

     Operation of Deferred Bonus Plan

2 The Committee may invite eligible employees to participate by agreeing to apply up to 50% of their annual bonus in the acquisition of ordinary shares in the Company. Alternatively, participants may be invited to waive up to 50% of their bonus and an equivalent amount will be invested into ordinary shares in the Company and held on the participant's behalf. In either case, the participant will receive a further award ("Matching Award") over a number of shares equivalent to the value of the gross bonus waived or applied in the purchase of shares ("Deferred Shares"). Selected employees who received a bonus in March 2003 will be invited to participate in the Deferred Bonus Plan in June 2003 by applying up to 50% of that bonus in the purchase of shares.

     Matching Awards

3 Matching Awards shall vest and the shares subject to them shall be transferred to the relevant participant, provided that:

     (a) he or she remains in employment with the Group on the third anniversary of the grant of the Matching Award; the participant will be required to agree to accept liability for employers' national insurance contributions arising on the vesting of the Matching Awards. The Deferred Shares will be transferred to the participant at the same time as the shares subject to Matching Awards; and

     (b) the performance criteria relating to that Award are fulfilled. The current intention of the Committee is to set criteria relating to the Company's EPS growth over the three year period exceeding the RPI. Matching Awards to executive directors will vest if the Company's EPS growth exceeds the RPI by 5%. For other participants the target will be 3%.

     Early vesting of matching awards

4 Matching Awards shall vest if the participant ceases to be employed within the Group by reason of death, disability, retirement (at normal retirement age), or the business or company by which he is employed being sold out of the Group, or in any other circumstances at the discretion of the Committee. However, the total number of shares that will be transferred following vesting will be reduced pro-rata to reflect the proportion of the vesting period that has expired and the extent to which performance criteria have been fulfilled over that period. In the event of a change of the control in the Control, whether by takeover, reconstruction or voluntary winding-up, Matching Awards will vest but be similarly pro-rated.

     Lapse of awards

5 Awards shall lapse if a participant ceases employment in circumstances other than those set out above, or if the participant purports to deal in or transfer the Deferred Shares without the permission of the Committee prior to the date of vesting of a Matching Award. Participants will be entitled to their Deferred Shares notwithstanding the lapse of Matching Awards.

     Individual and overall limits on Deferred Bonus Plan

6 No share shall be issued pursuant to the Deferred Bonus Plan on any date if, as a result, the total number of ordinary shares issued or remaining issuable pursuant to options granted in the previous ten years under all employee share option schemes, when added to the number of ordinary shares issued in the previous ten years pursuant to rights granted under the Deferred Bonus Plan and under other employee share schemes not involving the grant of options, would exceed 10% of the issued ordinary share capital of the Company on that date.

     Employee Benefit Trust

7 The Deferred Bonus Plan may be operated in conjunction with the EBT, which may hold Deferred Shares and shares subject to Matching Awards. The EBT may subscribe for shares, subject to the limits set out above, or purchase shares in the market in order to satisfy awards.

     Voting dividend and other rights

8 Awards shall not be transferable or assignable. Shares issued pursuant to the Deferred Bonus Plan shall rank pari passu with the other ordinary shares then in issue save in respect of dividends or other rights declared by reference to a record date prior to the date of issue. Participants shall have no voting or dividend rights in respect of shares subject to Matching Awards, but the Committee may request the EBT to make a cash payment following the vesting of a Matching Award equivalent to dividends paid on the shares while subject to Matching Awards. Benefits received under the Deferred Bonus Plan shall not be pensionable.

     Administration of Deferred Bonus Plan

9 The administration of the Deferred Bonus Plan shall be the responsibility of the Committee. The Board of directors may amend the Deferred Bonus Plan as it sees fit, provided that:

     (a) no amendment to the detriment of holders of existing awards may be made without the consent of the majority of affected participants; and

     (b) no amendment shall be made to the material advantage of participants without the prior approval of the Company in general meeting, except for amendments that are minor and to benefit the administration of the Deferred Bonus Plan, to take account of any changes in legislation, or to obtain or maintain favourable taxation, exchange control or regulatory treatment for the Company or any member of the Group.


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APPENDIX 2


Shire Pharmaceuticals Group plc Employee Benefit Trust ("EBT")

1    Trustee
     The initial trustee of the EBT will be Towers Share Plan Services (Guernsey) Limited, an independent trustee company based in Guernsey.

2    Beneficiaries
     The beneficiaries of the EBT will include employees and ex-employees of the Group and their dependants.

3    Duration of Trust
     The duration of the trust will be 79 years, in accordance with Guernsey law.

4    Operation of EBT
     The EBT will hold shares on behalf of beneficiaries, and may agree with the Company to provide shares to participants in any of the Company's employee share plans, including in particular the Deferred Bonus Plan.

5    Limit on holding
     The EBT shall not acquire any shares, by subscription or otherwise, if as a result the total number of shares held pursuant to the terms of the EBT would exceed 5% of the issued ordinary share capital of the Company at that date.